Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Gladstone Business Loan, LLC (organized in Delaware)

RBC Acquisition Corp. (incorporated in Delaware)

Sunshine Media Group, Inc. (incorporated in Delaware)